EXHIBIT 99.1

Certification Pursuant to 18 U.S.C. Section 1350

          The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the quarterly report on Form 10-Q for the quarterly period ended March 31, 2003 (the “Report”) accompanying this certification.

          Daniel J. Rothaupt, President and Chief Executive Officer and Amy Conley, Vice President and Chief Financial Officer of AES NY L.L.C. the General Partner of AES Eastern Energy (the “Issuer”) each certifies that, to the best of his or her knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

By:	/s/ Daniel J. Rothaupt
Daniel J. Rothaupt President (principal executive officer)

By:	/s/ Amy Conley
Amy Conley Vice President (principal financial officer)

Date:  May 14, 2003

A signed original of this written statement required by Section 906 has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.